STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of ____________, 2005 ("Grant Date"), is entered into between NovaMed, Inc., a Delaware corporation (the "Company"), and _________________, an employee of _________________, a wholly owned subsidiary of the Company ("Participant").

RECITALS:

WHEREAS, the Company desires to afford the Participant an option ("Option") to purchase shares of Common Stock, $0.01 par value, in the Company ("Shares") as provided in this Agreement, effective as of the Grant Date;

WHEREAS, the Company has adopted the NovaMed, Inc. 2005 Stock Incentive Plan  (the "Plan") and desires that the Options granted to the Participant under this Agreement be governed by the terms and conditions of the Plan; and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning as that given to it in the Plan. As used in this Agreement:

"Cause" shall have the meaning set forth for such term in any written employment agreement with Participant, or if no such term appears in the employment agreement, or if no employment agreement exists, as provided in the Plan.

"Vested Option" means an Option which has become vested in accordance with Sections 2(c) and 2(d) hereof.

2. Grant of Option, Option Price and Term.

(a)  The Company hereby grants to Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, Options to purchase ______________ (___________) Shares of the Company on the terms and conditions set forth in this Agreement.

(b) For each Share purchased, Participant will pay to the Company an Option Price of $_________ per Share. Accordingly, the aggregate Option Price to exercise all of the Options is $_______.

(c) Except as provided in Section 2(d), until the Participant incurs a Termination of Employment, (i) one-eighth (1/8) of the Options will become Vested Options on the date six months after the Grant Date and (ii) an additional one-forty-eighth (1/48th) of the Options will become Vested Options on the last day of each month thereafter. From the date of a Termination of Employment of the Participant for any reason, no further Options shall become Vested Options.

(d) Notwithstanding Section 2(c), all of the Options shall become Vested Options immediately upon a Change in Control if the Participant is employed by the Company at the time of such Change in Control.

(e) Subject to Section 3, Vested Options shall be exercisable at any time during the Option Period beginning on the vesting date of such Options and ending on the ten-year anniversary of the Grant Date. Options that are not Vested Options may not be exercised in any circumstances.

(f) The Options granted hereunder are designated as Nonqualified Stock Options.

3. Cancellation of Options. All Vested Options will be fully exercisable during the Option Period unless earlier cancelled as provided below:

(a) If the Participant has an involuntary (on the part of Participant) Termination of Employment for reasons other than Cause, Disability or death (e.g., employee is terminated without Cause), all Vested Options shall terminate and be cancelled on the earlier of (i) ninety (90) days after such Termination of Employment or (ii) the expiration of the remaining Option Period.

(b) If the Termination of Employment is on account of the Disability or death of the Participant, all Vested Options will terminate and be cancelled on the earlier of (i) the one-year anniversary of the occurrence of the Disability or death or (ii) the expiration of the remaining Option Period.

(c) If Participant has a Termination of Employment for Cause or a Voluntary Termination of Employment, all Vested Options will automatically terminate and be cancelled on the date of such Termination of Employment.

(d) All Options which are not Vested Options will terminate and be cancelled on the date of Participant's Termination of Employment for any reason.

(e) No Options, whether or not vested, may be exercised after cancellation or after expiration of the Option Period.

(f) If, at the time Participant has a Termination of Employment other than for Cause or Voluntary Termination of Employment, Participant is subject to Section 16 of the Exchange Act, any time period provided for in this Section 3 will be suspended or delayed during the period the Participant would be subject to liability for engaging in "short-swing" transactions under Section 16 of the Exchange Act, but such suspension or delay will not extend such time period more than six months and one day.

4. Manner of Exercise. Vested Options will be exercisable during the Participant's lifetime only by Participant (or the Participant's Representative), and after Participant's death only by a Representative. Vested Options may be exercised only by the delivery to the Company of a properly completed written exercise notice, in form satisfactory to the Committee, which notice must specify the number of Shares to be purchased and the aggregate Option Price for such Shares, together with payment in full of such aggregate Option Price. No Shares will be issued until full payment therefor has been made and the Participant has executed any stockholder agreement or any other agreements in effect at such time which the Company may require its shareholders to execute. Payment may be made only:

(i)	in cash or by check;

(ii)	by the transfer to the Company of Shares already owned by the Participant for a period of at least six (6) months prior to such transfer;

(iii)
to the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable laws, by the execution and delivery of a full recourse promissory note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to, and in the discretion of, the Committee;

(iv)
by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless exercise); or

(v)	in any combination of (i), (ii), (iii) or (iv).

If any part of the payment of the Option Price is made through the transfer of Shares, such Shares will be valued by using their Fair Market Value as of their date of transfer.

Vested Options may not be exercised unless there has been compliance with all the preceding provisions of this Section 4 and, for all purposes of this Agreement, the date of the exercise will be the date upon which there is compliance with all such requirements; provided, however, that the Participant's rights hereunder will not be adversely affected by the Participant's failure to so comply due solely to an act or omission of the Company.

5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant will be required to pay such amount to the Company, as provided in the Plan.

6. Plan. Participant hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Options are granted pursuant to the Plan, as in effect on the date of the Agreement, and are subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant's consent, of any Options or of any of Participant's rights under this Agreement, except an amendment which is permitted under the Plan for purposes other than reducing the Participant's rights hereunder. The interpretation and construction by the Committee of the Plan, this Agreement, the Options, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, will be final and binding upon the Participant. Until the Options expire, terminate, are cancelled, or are exercised in full, the Company will, upon written request therefor, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to exercise the Options.

7. No Shareholder Rights. Until the Options have been duly exercised to purchase Shares and such Shares have been officially recorded as issued on the Company's official records, no person will be entitled to vote or receive distributions or will be deemed for any purpose the holder of any Shares, and adjustments for distributions or otherwise will be made only if the record date therefor is subsequent to the date such Shares are recorded and after the date of exercise and without duplication of any adjustment.

8. No Employment Rights. No provision of this Agreement or of the Options will give Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to Terminate the Employment of the Participant, with or without Cause, or give Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

9. No Disclosure Rights. The Company will have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or a Representative will have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon, or in connection with the exercise of a Vested Option or the Company's purchase of Shares in accordance with the terms of this Agreement and the Plan.

10. Investment Representation and Agreement. If prior to the issuance of any Shares upon the exercise of any Options, in the opinion of counsel for the Company, a particular representation by the Participant is required under the Securities Act or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require the Participant to make such investment representations and such other representations as the Company reasonably may determine to be necessary which representations shall be evidenced in an agreement in such form as the Company may specify.

11. Changes in Company's Capital or Organizational Structure. The existence of the Options shall not affect in any way the right or authority of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Shares ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

12. Delays. In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period described in this Agreement or the Plan if the Committee shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a shareholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company.

13. Governing Law; Construction. This Agreement and the Options will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without regard to conflicts of law principles. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context so requires.

14. Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.

15. Amendment. Any amendment to this Agreement must be in writing and signed by the Company.

16. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

17. Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

18. Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company, 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, Attention: General Counsel and (b) the Participant at the Participant's address as shown on the Company's payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

19. Headings. The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

20. Severability. If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.

21. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

22. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The Participant agrees and acknowledges that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that the Company will be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

23. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a Representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant's or the Representative's heirs, legal representatives and successors.

24. Tax Consequences. The Participant agrees to undertake to determine and be responsible for any and all tax consequences to the Participant with respect to the Options and the Shares.

* * * *

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

COMPANY:

NOVAMED, INC.

By: _________________________________
                      [Name]
                      [Title]

PARTICIPANT:

_________________________________________
[NAME]